EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Common Stock of Alta Mesa Resources, Inc. dated as of August 21, 2018 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 21, 2018

BAYOU CITY ENERGY MANAGEMENT LLC

By:	/s/ William W. McMullen
Name:	William W. McMullen
Title:	Managing Partner

BCE-MESA HOLDINGS, LLC By: Bayou City Energy Management LLC Its: Manager

By:	/s/ William W. McMullen
Name:	William W. McMullen
Title:	Managing Partner

BCE-AMH HOLDINGS, LLC By: Bayou City Energy Management LLC Its: Manager

By:	/s/ William W. McMullen
Name:	William W. McMullen
Title:	Managing Partner

BCE-AMR HOLDINGS LLC By: Bayou City Energy Management LLC Its: Manager

By:	/s/ William W. McMullen
Name:	William W. McMullen
Title:	Managing Partner

WILLIAM W. MCMULLEN

/s/ William W. McMullen
Name: William W. McMullen